Exhibit 99.1

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

AMENDED AND RESTATED 2003 OUTSIDE DIRECTORS STOCK PLAN

(THROUGH FIFTH AMENDMENT ADOPTED JULY 20, 2021)

ARTICLE I

DEFINITIONS

1.1	Definitions. As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

1.1.1	“Board” shall mean the Board of Directors of the Company.

1.1.2	“Company” shall mean Perma-Fix Environmental Services, Inc.

1.1.3	“Initial Election Date” shall mean the date an Eligible Director is initially elected or appointed to the Board of Directors.

1.1.4	“Grant Date” shall mean the date an Eligible Director is reelected to the Board after the Initial Election Date at an annual meeting of shareholders of the Company or any adjournment thereof.

1.1.5	“Fair Market Value” shall mean (a) if the Stock is listed on an established securities exchange or quoted on a national market system, including without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the closing sales price (or the closing bid if no sales were reported) of the Stock on such exchange or system on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange or system; or (b) if the Stock is not listed on an established securities exchange or quoted on a national market system, but is traded in the over-the-counter market, the closing average of the bid and asked prices for the Stock as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. In the event no such quotations are available for the day in question, “Fair Market Value” shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported. If the Stock is not traded on such an exchange or system, the “Fair Market Value” of a share of Stock will be determined in good faith by the Board.

1.1.6	“Effective Date of the Plan” shall mean the date of adoption by the stockholders of the Company.

1.1.7	“Eligible Director” shall mean any member of the Board who is not an employee of the Company or its subsidiaries.

1.1.8	“Non-Qualified Stock Options” shall mean any stock option that is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.

1.1.9	“Option” shall mean an Eligible Director’s stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

1.1.10	“Optionee” shall mean an Eligible Director to whom an Option has been granted hereunder.

1.1.11	“Option Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

1.1.12	“Plan” shall mean the Perma-Fix Environmental Services, Inc. 2003 Outside Directors Stock Plan, the terms of which are set forth herein.

1.1.13	“Stock” shall mean the common stock, par value $.001 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

1.1.14	“Stock Award” shall mean an Eligible Director’s right to receive shares of Stock pursuant to Section 5.2.3.

1.1.15	“Stock Option Agreement” shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

ARTICLE II

THE PLAN

2.1	Name. This Plan shall be known as the “Perma-Fix Environmental Services. Inc., 2003 Outside Directors Stock Plan.”

2.2	Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

2.3	Effective Date. The Effective Date of the Plan is the date of adoption by the stockholders.

2.4	Termination Date. The Plan shall terminate at such time as no shares of Stock remain available for grant of Options or Stock Awards and no Options remain outstanding. Outstanding Options shall remain in effect until they have been exercised, become vested or have terminated or expired.

ARTICLE III

PARTICIPANTS

3.	Participants. Only Eligible Directors shall participate in the Plan.

ARTICLE IV

SHARES OF STOCK SUBJECT TO PLAN

4.1	Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock, which may be issued and sold hereunder, shall not exceed 1,000,000 shares. Shares of Stock subject to an Option or Stock Award may be either authorized and unissued shares or shares issued and later acquired by the Company (in the open-market or in private transactions and which are being held as treasury shares); provided however, the shares of Stock with respect to which an Option has been exercised shall not again be available for Option hereunder. If outstanding Options granted hereunder are terminated, forfeited, or cancelled or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering such unexercised shares. No fractional shares of Stock shall be issued under the Plan.

4.2	Antidilution. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend:

4.2.1	The aggregate number of shares of Stock for which Options may be granted or for which Stock Awards may be issued shall be adjusted appropriately.

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4.2.2	The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

4.2.3	Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Section 5.5.

The foregoing adjustments, and the manner of application thereof, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

ARTICLE V

OPTIONS AND STOCK AWARDS

5.1	Terms and Conditions. Options granted under the Plan shall be in respect of Common Stock and shall be in the form of Non-Qualified Stock Options. Options and Stock Awards shall be subject to the terms and conditions set forth in this Article V and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Stock Option Agreement.

5.2	Options and Stock Awards, Numbers of Shares and Agreement.

5.2.1	Each Eligible Director shall automatically be granted an Option to purchase 30,000 shares of Stock on the Initial Election Date to the Board of Directors of the Company.

5.2.2	Each Eligible Director shall automatically be granted an Option to purchase 12,000 shares of Stock on each Grant Date subsequent to such Eligible Director’s Initial Election Date.

5.2.3	Each Eligible Director shall receive, at such Eligible Director’s option, either 65% or 100% of the fee payable to such Eligible Director for services rendered to the Company as a member of the Board, including services as a member of any committee of the Board (the “Director’s Fee”) in Stock. If the Eligible Director wishes to receive 65% of his Director’s Fee in Stock: (a) the Eligible Director will receive the number of shares of Stock obtained by dividing 65% of the applicable Director Fee by 75% of the Fair Market Value of the Stock and (b) the Eligible Director will receive 35% of his Director’s Fee in cash or its equivalent. If the Eligible Director wishes to receive 100% of his Director’s Fee in Stock the Eligible Director will receive that number of shares of Stock obtained by dividing the applicable Director’s Fee by 75% of the Fair Market Value of the Stock. Fair Market Value as used in this Section 5.2.3, shall be determined on the business day immediately preceding the date that the Director’s fee is due.

5.2.4	Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the Initial Election Date or Grant Date, as applicable, and executed by the Company and the Optionee, stating (a) the Option’s duration, time of exercise, exercise price, (b) that the Eligible Director is acquiring the Option and will require the shares of Stock upon exercise of the Option for investment without a view to distribution, and (c) that the Company may condition the issuance of the Option and the issuance of shares of Stock upon exercise of the Option on such other representations and warranties as may be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws. The terms and conditions of the Option shall be consistent with the Plan.

5.2.5	The Board may require each Eligible Director receiving a Stock Award pursuant to Section 5.2.3 to represent to and agree with the Company in writing that each Eligible Director is acquiring the shares of Stock for investment without a view to distribution, and may condition the issuance of shares of Stock pursuant to the Stock Award or such other representation or agreement as may be necessary or advisable solely to comply with the provision of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

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5.2.6	The election by the Eligible Director, as described in Section 5.2.3 hereof, shall be made in writing to the Company at any time prior to the date on which the Director’s Fee is due. Should an Eligible Director fail to make such election in a timely manner, such Eligible Director shall be deemed to have elected to receive 100% of the Director’s Fee payable to such Eligible Director in Stock as described in Section 5.2.3.

5.3	Option Price. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on the day preceding the Grant Date, or the Initial Election Date.

5.4	Term. The period for the exercise of each Option shall expire on the 10th anniversary of the Initial Election Date or the Grant Date, as applicable (the “Term”).

5.5	Option Exercise.

5.5.1	No Option granted under the Plan shall become exercisable until after the expiration of six months from the Grant Date or Initial Election Date, as applicable. An option shall remain exercisable after its exercise date at all times during the Exercise Period, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

5.5.2	Subject to the terms of this Section 5.5, an Option may be exercised at any time or from time to time during the term of the Option, in whole or in part, as to full shares of Stock which have become exercisable under this Plan and the terms of the Option, but not as to less than 1,000 shares of Stock, unless the remaining shares of Stock that are so exercisable are less than 1,000 shares of Stock. The Option Price is to be paid in full pursuant to the terms of this Section 5.5 upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to the holder upon the exercise of the Option.

5.5.3	Subject to the terms of this Plan, an Option may be exercised by the Optionee, in whole or in part, during the Company’s normal business hours on any business day by surrender of the Option and written notice of exercise of the Option, duly executed by the Optionee, with such notice duly delivered to the Company at its principal office, setting forth the specified number of full shares of Stock being exercised, and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (i) the number of shares of Stock so designated in such notice of exercise by (ii) the Option Price specified in the Option. In addition to, and prior to issuance of a certificate for shares of Stock pursuant to the exercise of an Option, the Optionee shall pay to the Company in cash or by certified or official bank check, payable to the order of the Company, for the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

5.6	Nontransferability of Option. Options may not be transferred by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, this Option may be exercised only by the Optionee (or by his guardian or legal representative should one be appointed). In the event of the death of an Optionee, any Option held by him may be exercised by his legatee(s) or other distributee(s) or by his personal representative.

5.7	Nontransferability of Stock Award. No shares of Stock issued under the Plan pursuant to Stock Awards may be transferred by the recipient thereof for a period of six months from the date such Stock is issued to the Eligible Director, other than by will or the laws of descent and distribution. The certificates representing shares of Stock issued under Stock Awards shall bear a legend to the foregoing effect.

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ARTICLE VI

STOCK CERTIFICATES

6.1	Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company’s obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

ARTICLE VII

RELATIONSHIP TO OTHER COMPENSATION PLANS

7.1	Relationship to other Compensation Plans. The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

ARTICLE VIII

ADMINISTRATION

8.1	Administrator of the Plan. The Plan shall be administered by the Board.

8.2	Plan Rules. The Board shall have full power and authority to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Board shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Stock Option Agreement. The Board may designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Eligible Directors and any person(s) claiming under or through any Eligible Directors.

ARTICLE IX

AMENDMENT SUSPENSION AND TERMINATIONS

9.1	In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Options and Stock Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Eligible Directors to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any subsidiary. No such amendment, suspension or termination shall (a) materially adversely effect the rights of any Eligible Director under any outstanding Options or Stock Awards, without the consent of such Eligible Director or (b) be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule.

9.2	Agreement Modifications. No modification, extension, renewal or other change in any Stock Option Agreement granted under the Plan shall be made after grant, unless the same is consistent with the provisions of the Plan.

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ARTICLE X

MISCELLANEOUS

10.1	No Right to Reelection. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Stock Option Agreement, shall confer upon any Eligible Director any right to remain a member of the Board for any period of time, nor shall it create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s stockholders.

10.2	Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with the Plan. Any liability of the Company to any person with respect to any Option or Stock Award under the Plan or any Stock Option Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such system, award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any subsidiary. Nothing contained in the Plan or any Stock Option Agreement shall be construed as creating in respect of any Eligible Director (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any subsidiary and/or any such Eligible Director, any beneficiary thereof or any other person.

10.3	Listing, Registration and Other Legal Compliance. No shares of Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Board may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Stock delivered under the Plan may be subject to such stop-transfer orders and such other restrictions, including restrictive legends, as the Board may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.

10.4	Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

10.5	Singular - Plural: Gender. Whenever used herein, nouns in the singular shall include the plural, and the Masculine pronoun shall include the feminine gender.

10.6	Headings, etc., No Part of Plan. Headings of articles and paragraphs hereof are inserted (or convenience and reference, and do not constitute a part of the Plan.

10.7	Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

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FIRST AMENDMENT

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2003 OUTSIDE DIRECTORS STOCK PLAN

THIS FIRST AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “First Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on June 13, 2008, subject to the approval of the shareholders of the Company.

WHEREAS, Article VII of the 2003 Outside Directors Stock Plan (the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of June 5, 2008, the maximum number of shares of our common stock that may be issued under the Plan is 1,000,000 shares (subject to adjustment as provided in the 2003 Plan), of which 838,465 have previously been issued or reserved for issuance under the Plan, comprised of 412,465 shares previously been issued under the Plan, and 426,000 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 1,000,000 to 2,000,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

Amendment to Section 4.1:

Section 4.1 of the Plan is hereby amended by deleting the number “1,000,000” from the first full sentence contained therein and substituting in lieu thereof the number “2,000,000.”

The Plan is hereby amended and modified only to the extent specifically amended or modified by this First Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this First Amendment to the 2003 Outside Directors Stock Plan.

SECOND AMENDMENT

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2003 OUTSIDE DIRECTORS STOCK PLAN

THIS SECOND AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Second Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on July 12, 2012, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of July 9, 2012, the maximum number of shares of our common stock that may be issued under the Plan is 2,000,000 shares (subject to adjustment as provided in the 2003 Plan), of which 1,810,168 have previously been issued or reserved for issuance under the Plan, comprised of 1,054,168 shares previously been issued under the Plan, and 756,800 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 2,000,000 to 3,000,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

Amendment to Section 4.1:

Section 4.1 of the Plan is hereby amended by deleting the number “2,000,000” from the first full sentence contained therein and substituting in lieu thereof the number “3,000,000.”

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Second Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Second Amendment to the 2003 Outside Directors Stock Plan.

THIRD AMENDMENT

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2003 OUTSIDE DIRECTORS STOCK PLAN

THIS THIRD AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Third Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on July 10, 2014, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of July 10, 2014, the maximum number of shares of our common stock that may be issued under the Plan is 600,000 shares (subject to adjustment as provided in the 2003 Plan), of which 509,841 shares have previously been issued or reserved for issuance under the Plan, comprised of 341,898 shares previously issued under the Plan, and 167,943 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 600,000 to 800,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

1.	Amendment to Section 4.1

Section 4.1 of the Plan is hereby amended by deleting the number “600,000” from the first full sentence contained therein and substituting in lieu thereof the number “800,000” (subject to adjustment as provided in the Plan).

2.	Amendment to Section 4.2.1

Section 4.2.1 of the Plan is hereby amended by deleting Section 4.2.1 in its entirety and replacing such section with the following:

There shall be a proportionate adjustment of (a) the aggregate number of shares of Stock under the Plan for which Options may be granted or for which Stock Awards may be issued, and (b) the aggregate number of shares of Stock for which Options may be granted pursuant to Section 5.2.1 and Section 5.2.2 hereof.

3.	Amendment to Section 5.2.1

Section 5.2.1 of the Plan is hereby amended by deleting Section 5.2.1 in its entirety and replacing such section with the following:

“Each Eligible Director shall automatically be granted an Option to purchase 6,000 shares of Stock on the Initial Election Date to the Board of Directors of the Company, subject to adjustment in accordance with Section 4.2.1 hereof.

4.	Amendment to Section 5.2.2

Section 5.2.2 of the Plan is hereby amended by deleting Section 5.2.2 in its entirety and replacing such section with the following:

“Each Eligible Director shall automatically be granted an Option to purchase 2,400 shares of Stock on each Grant Date subsequent to such Eligible Director’s Initial Election Date, subject to adjustment in accordance with Section 4.2.1 hereof.

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Third Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Third Amendment to the 2003 Outside Directors Stock Plan.

FOURTH AMENDMENT

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2003 OUTSIDE DIRECTORS STOCK PLAN

THIS FOURTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Third Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on May 30, 2017, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of May 30, 2017, the maximum number of shares of our common stock that may be issued under the Plan is 800,000 shares (subject to adjustment as provided in the 2003 Plan), of which 684,551 shares have previously been issued or reserved for issuance under the Plan, comprised of 521,351 shares previously issued under the Plan, and 163,200 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 800,000 to 1,100,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

Amendment to Section 4.1

Section 4.1 of the Plan is hereby amended by deleting the number “800,000” from the first full sentence contained therein and substituting in lieu thereof the number “1,100,000” (subject to adjustment as provided in the Plan).

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Fourth Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Fourth Amendment to the 2003 Outside Directors Stock Plan.

FIFTH AMENDMENT

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2003 OUTSIDE DIRECTORS STOCK PLAN

THIS FIFTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Fifth Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) on April 15, 2021, to be effective as of such date, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan, except that no such amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule.

WHEREAS, as of April 15, 2021 the maximum number of shares of our common stock that may be issued under the Plan is 1,100,000 shares (subject to adjustment as provided in the 2003 Plan), of which 907,850 shares have previously been issued or reserved for issuance under the Plan, comprised of 761,450 shares previously issued under the Plan, and 146,400 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 1,100,000 to 1,600,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

Amendment to Section 4.1

Section 4.1 of the Plan is hereby amended by deleting the number “1,100,000” from the first full sentence contained therein and substituting in lieu thereof the number “1,600,000” (subject to adjustment as provided in the Plan).

Amendment to Section 5.2.1

Section 5.2.1 of the Plan is hereby amended by deleting Section 5.2.1 in its entirety and replacing such section with the following:

“Each Eligible Director shall automatically be granted an Option to purchase 20,000 shares of Stock on the Initial Election Date to the Board of Directors of the Company, subject to adjustment in accordance with Section 4.2.1 hereof.

Amendment to Section 5.2.2

Section 5.2.2 of the Plan is hereby amended by deleting Section 5.2.2 in its entirety and replacing such section with the following:

“Each Eligible Director shall automatically be granted an Option to purchase 10,000 shares of Stock on each Grant Date subsequent to such Eligible Director’s Initial Election Date, subject to adjustment in accordance with Section 4.2.1 hereof.

Amendment to Section 5.5.1

Section 5.5.1 of the Plan is hereby amended by deleting Section 5.5.1 in its entirety and replacing such section with the following:

Vesting Schedule.

(a) Options granted under the Plan will vest 25% per year, beginning on the first anniversary date of the Grant date or Initial Election Date, as applicable. If a director ceases to serve as a member of the Board, for whatever reason other than death or Disability (as defined hereafter) of the director, prior to the full vesting of the Shares in accordance with this Section 5.5.1, such director shall be entitled to exercise his Option, but only with respect to the number of Shares that have been then duly vested in accordance with such vesting schedule, for a period not to exceed the remaining term of the Option. Options that have not vested in accordance with this Section 5.5.1 shall terminate in all respects on and after the date such director ceases to serve as a member of the Board.

(b) For purposes of this Section 5.5.1, “Disability” shall have the meaning of “Disability” set forth in Section 22(e)(3) of the Internal Revenue Code. Notwithstanding the vesting schedule set forth in Section 5.5.1(a) above, if a director ceases to serve as a member of the Board by reason of the director’s death or Disability, each outstanding Option granted to such director under the Plan will immediately become exercisable in full notwithstanding the vesting schedule set forth in Section 5.5.1(a) above, and may then be exercised by the director or, in the case of his death, by the personal representative or executor of the estate of the deceased director, for a period not to exceed the remaining term of the Option.

Amendment to Section 5.5.2

Section 5.5.2 of the Plan is hereby amended by deleting Section 5.5.2 in its entirety and replacing such section with the following:

Subject to the terms of this Section 5.5, an Option may be exercised at any time or from time to time during the term of the Option, in whole or in part, as to full shares of Stock which have become exercisable under this Plan and the terms of the Option, including the vesting provisions of Section 5.5.1 hereof, but not as to less than 1,000 shares of Stock, unless the remaining shares of Stock that are so exercisable are less than 1,000 shares of Stock. The Option Price is to be paid in full pursuant to the terms of this Section 5.5 upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to the holder upon the exercise of the Option.

Amendment to Section 5.5.3

Section 5.5.3 of the Plan is hereby amended by deleting Section 5.5.3 in its entirety and replacing such section with the following:

Subject to the terms of this Plan, an Option may be exercised by the Optionee subject to the vesting provisions of Section 5.5.1, in whole or in part, during the Company’s normal business hours on any business day by surrender of the Option and written notice of exercise of the Option, duly executed by the Optionee, with such notice duly delivered to the Company at its principal office, setting forth the specified number of full shares of Stock being exercised, and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (i) the number of shares of Stock so designated in such notice of exercise by (ii) the Option Price specified in the Option. In addition to, and prior to issuance of a certificate for shares of Stock pursuant to the exercise of an Option, the Optionee shall pay to the Company in cash or by certified or official bank check, payable to the order of the Company, for the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Fifth Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Fifth Amendment to the 2003 Outside Directors Stock Plan.